As filed with the Securities and Exchange Commission on July 15, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MGIC INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	39-1486475
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

MGIC Plaza
250 East Kilbourn Avenue
Milwaukee, Wisconsin 53202
(414) 347-6480
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________

Jeffrey H. Lane
Senior Vice President, Secretary and General Counsel
MGIC Investment Corporation
MGIC Plaza
250 East Kilbourn Avenue
Milwaukee, Wisconsin 53202
(414) 347-6480
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Benjamin F. Garmer, III	Edward S. Best
Foley & Lardner LLP	Mayer, Brown, Rowe & Maw LLP
777 East Wisconsin Avenue	71 South Wacker Drive
Milwaukee, Wisconsin 53202-5367	Chicago, Illinois 60606
(414) 271-2400	(312) 782-0600

_________________

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price per Unit (2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Debt Securities	$500,000,000	100%	$500,000,000	$58,850

(1)	Such amount in U. S. dollars or the equivalent in foreign denominated currency or composite currencies or, if any Debt Securities are issued at original issue discount, such greater amount as shall result in the aggregate initial offering price of $500,000,000.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

_________________

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where this offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 15, 2005

Prospectus

[LOGO]

$500,000,000 Aggregate Amount

_________________

MGIC Investment Corporation

Debt Securities

_________________

        We may offer and sell from time to time up to an aggregate initial offering price of $500,000,000 of the securities in one or more classes or series and in amounts, at prices and on terms that we will determine at the time or times of the offerings.

        We will provide specific terms of the securities, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

        The debt securities are a new issue of securities. Unless we otherwise specify in a prospectus supplement, we will not list the debt securities on any securities exchange and we will not establish a trading market for the debt securities.

_________________

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________

The date of this prospectus is ____________, 2005.

ABOUT THIS PROSPECTUS

        Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “our company”, “we”, “our”, “us” or similar references mean MGIC Investment Corporation and our consolidated subsidiaries.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $500,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

MGIC INVESTMENT CORPORATION

        Through our Mortgage Guaranty Insurance Corporation subsidiary, also referred to as MGIC, we are the leading provider of private mortgage insurance in the United States to the home mortgage lending industry. Private mortgage insurance covers residential first mortgage loans and expands home ownership opportunities by enabling people to purchase homes with less than 20% down payments. If the homeowner defaults, private mortgage insurance reduces and, in some instances, eliminates the loss to the insured institution.

        Private mortgage insurance also facilitates the sale of low down payment and other mortgage loans in the secondary mortgage market, including to the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. In addition to mortgage insurance on first liens, through other subsidiaries, we provide lenders with various underwriting and other services and products related to home mortgage lending. MGIC is licensed to write insurance in all 50 states of the United States, the District of Columbia and Puerto Rico.

        We are a Wisconsin corporation. Our principal office is located at MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, Wisconsin 53202, and our telephone number is 414-347-6480.

        We also have ownership interests in less than majority-owned joint ventures, principally Credit-Based Asset Servicing and Securitization LLC, or C-BASS, and Sherman Financial Group LLC, or Sherman. C-BASS is principally engaged in the business of investing in the credit risk of credit sensitive single-family residential mortgages and residential mortgage securities. Sherman is principally engaged in the business of purchasing and servicing delinquent consumer assets such as charged-off credit card loans. Our joint ventures are not consolidated with our company for financial reporting purposes, and are not our subsidiaries.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of any securities offered by this prospectus for some or all of the following purposes:

•	repayment or refinancing of a portion of our existing debt, including our outstanding senior notes;

•	repurchases of our common stock;

•	acquisitions; and

•	other general corporate purposes.

        Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing instruments or other investment-grade securities or use the net proceeds to reduce our short-term indebtedness.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratios of earnings to fixed charges for the periods presented:

Three Months Ended	Year Ended December 31,
March 31, 2005	2004	2003	2002	2001	2000
23.8	16.0	14.4	21.1	27.2	24.9

        For purposes of computing the ratios of earnings to fixed charges, earnings represent net income less income or loss from equity investees, plus applicable income taxes and fixed charges. Fixed charges include all interest expense, amortization of debt expense and the proportion deemed representative of the interest factor of rent expense.

DESCRIPTION OF THE DEBT SECURITIES

        The following description of the terms of the senior debt securities describes general terms that apply to the senior debt securities. We will describe the particular terms of any debt securities more specifically in each prospectus supplement and, where applicable, pricing supplement relating to those debt securities. We will also indicate in the prospectus supplement whether the terms and provisions described in this prospectus apply to a particular series of debt securities.

        We will issue the debt securities under an indenture between us and U.S. Bank, National Association, as trustee, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus.

        We summarize below selected provisions of the indenture. Since this is only a summary, it does not contain all of the information that may be important to you. When we make parenthetical section references in this prospectus, those are references to sections of the indenture. We encourage you to read the indenture.

General

        The indenture does not limit the aggregate principal amount of debt securities which we may issue and provides that we may issue debt securities under the indenture from time to time in one or more series. (Section 3.1). The indenture does not limit the amount of other indebtedness or debt securities, other than some secured indebtedness as described below, which we or our subsidiaries may issue. Under the indenture, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of the series or establish additional terms of the series. (Section 3.1).

        Unless we otherwise provide in a prospectus supplement, the debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

        We are a holding company and our principal source of cash is dividends from our Mortgage Guaranty Insurance Corporation subsidiary. Under applicable state insurance law, the amount of cash dividends and other distributions that can be paid from Mortgage Guaranty Insurance Corporation may be restricted. We describe these restrictions in general terms in the note to our consolidated financial statements that discusses dividend restrictions. We also discuss in this note the differences between generally accepted accounting principles and statutory insurance accounting principles. One of the insurance law dividend restriction tests is based on statutory policyholders’ surplus, which is computed under statutory accounting principles by counting items as liabilities that are not counted as liabilities under generally accepted accounting principles. We discuss these restrictions and differences in the notes to our consolidated financial statements included in our most recent Annual Report on Form 10-K, which is one of the documents we incorporate by reference into this prospectus. See “Where You Can Find More Information.” Also, because we are a holding company, our rights and the rights of our creditors, including the holders of debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

        Terms. We will describe in each prospectus supplement the following terms of the debt securities offered by it:

•	the title of the debt securities and the series in which these debt securities are included;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the currency or currencies, or composite currencies, in which the debt securities will be denominated and in which we will make payments on the debt securities;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the debt securities and where any debt securities issued in registered form may be sent for transfer or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the debt securities;

•	the terms and conditions of any sinking fund;

•	if other than denominations of $1,000 and integral multiples thereof, the denominations in which we may issue the debt securities;

•	the amount we will pay if the maturity of the debt securities is accelerated;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any addition to or changes in the events of default or covenants that apply to the debt securities;

•	whether the debt securities will be defeasible; and

•	any other terms of the debt securities and any other deletions from or modifications or additions to the indenture in respect of the debt securities. (Section 3.1).

        Payments. Unless we state otherwise in the prospectus supplement, we will pay principal, premium, interest and additional amounts, if any, on the debt securities at the office or agency we maintain for that purpose, initially the corporate trust office of the trustee. We may pay interest on debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U. S. bank accounts. We will pay interest on debt securities issued in registered form on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment date. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable. (Sections 3.7 and 10.2).

        Registration, Transfer and Exchange. Unless we state otherwise in the prospectus supplement, holders of debt securities may present debt securities for transfer or exchange debt securities for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount at the office or agency we maintain for that purpose. That office will initially be the corporate trust office of the trustee. The debt securities must be duly endorsed or accompanied by a written instrument of transfer if we or the security registrar so require. We will not require any service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or other expenses payable in connection with the transfer or exchange. We will not be required to issue, register the transfer of, or exchange, debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities and ending at the close of business on the day of such mailing or register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. We have appointed the trustee as the initial security registrar. (Section 3.5). If we elect to replace the security registrar of any series of debt securities, then we will name the new security registrar in the prospectus supplement. (Section 3.1). We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the debt securities are payable. (Section 10.2).

        Denominations; Global Securities. Unless we state otherwise in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. (Section 3.2). The debt securities may be represented in whole or in part by one or more global debt securities. We will register each global security in the name of a depositary or its nominee. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below.

        U.S. Federal Income Tax Considerations. We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

        If the purchase price of any debt securities is payable in one or more foreign currencies or composite currencies, if any debt securities are denominated in one or more foreign currencies or composite currencies or if any payments on the debt securities are payable in one or more foreign currencies or composite currencies, we will describe the restrictions, elections, some U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or composite currencies in the prospectus supplement.

        Purchases at the Option of Holders. We will comply with Section 14(e) under the Securities Exchange Act of 1934 and any other tender offer rules under the Securities Exchange Act of 1934 that may then be applicable in connection with any obligation to purchase debt securities at the option of the holders. We will describe any obligation to purchase debt securities at the option of the holders applicable to a series of debt securities in the related prospectus supplement.

        Limited Restrictions on Additional Indebtedness. Unless we state otherwise in the prospectus supplement, and other than as described below under “- Limitation on Liens on Stock of Subsidiaries,” the indenture does not limit our ability to incur debt or give holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any changes in the events of default described below or covenants contained in the indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Global Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more global debt securities that we will deposit with a depositary or its nominee that we identify in the applicable prospectus supplement.

        We will describe the specific terms of the depositary arrangement covering debt securities in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements.

        Upon the issuance of a global security, the depositary for the global security or its nominee will credit to accounts in its book-entry registration and transfer system the principal amounts of the debt securities represented by the global security. The underwriters or agents with respect to the debt securities or we, if the debt securities are offered and sold directly by us, will designate these accounts. Only institutions that have accounts with the depositary or its nominee, and persons, who hold beneficial interests through those participants, may own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, its nominee or any participants of the depositary or its nominee, as the case may be. The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These laws may prevent you from transferring your beneficial interest in a global security.

        As long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names and will not be entitled to receive physical delivery of the debt securities in definitive form.

        We will make all payments of principal of, any premium and interest on, and any additional amounts with respect to, debt securities issued as global securities to the depositary or its nominee. Neither we nor the trustee, any paying agent or the security registrar assume any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

        We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment with respect to the debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for the debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of the participants.

        The indenture provides that if

•	the depositary notifies us that it is unwilling or unable to continue as depositary for a series of debt securities, or if the depositary is no longer legally qualified to serve in that capacity, and we have not appointed a successor depositary within 90 days of written notice,

•	we determine that a series of debt securities will no longer be represented by global securities and we execute and deliver an order to that effect to the trustee, or

•	an event of default with respect to a series of debt securities occurs and continues,

then the global securities for that series may be exchanged for registered debt securities in definitive form. (Section 3.5). The definitive debt securities will be registered in the name or names with which the depositary instructs the trustee. We expect that these instructions may be based upon directions the depositary receives from participants with respect to ownership of beneficial interests in global securities.

Certain Restrictions

        For purposes of the lien limitation and sales of capital stock restrictions described below and this definition, a “subsidiary” is an entity of which more than 50% of the interests entitled to vote in the election of directors or managers is owned by any combination of us and our subsidiaries.

        Limitations on Liens on Stock of Designated Subsidiaries. Neither we nor any of our subsidiaries will be permitted to create, assume, incur or permit to exist any indebtedness secured by any lien on the capital stock of any designated subsidiary unless the debt securities (and, if we so elect, any other indebtedness of ours that is not subordinate to the debt securities and with respect to which the governing instruments require, or pursuant to which we are otherwise obligated, to provide such security) are secured equally and ratably with this indebtedness for at least the time period this other indebtedness is so secured. (Section 10.5).

        “Designated subsidiary” means any present or future consolidated subsidiary of ours, the consolidated shareholder’s equity of which constitutes at least 15% of our consolidated shareholders’ equity. As of March 31, 2005, our only designated subsidiary was Mortgage Guaranty Insurance Corporation.

        “Indebtedness” means, with respect to any person, for purposes of this covenant:

•	the principal of and any premium and interest on, indebtedness of the person for money borrowed and indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which that person is responsible or liable;

•	all capitalized lease obligations of that person;

•	all obligations of that person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement;

•	all obligations of that person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to some letters of credit securing obligations entered into in the ordinary course of business);

•	all obligations of the type referred to above of other persons and all dividends of other persons of which, that person is responsible or liable as obligor, guarantor or otherwise;

•	all obligations of the type referred to above of other persons secured by any lien on any property or asset of that person, the amount of this obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

•	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above. (Section 1.1).

        Limitations on Sales of Capital Stock of Designated Subsidiaries. Neither we nor any of our designated subsidiaries will be permitted to issue, sell, transfer or dispose of capital stock of a designated subsidiary, except to us or one of our subsidiaries that agrees to hold the transferred shares subject to the terms of this sentence, unless we dispose of the entire capital stock of the designated subsidiary at the same time for cash or property which, in the opinion of our board of directors, is at least equal to the fair value of the capital stock. (Section 10.6).

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person, and we may not permit any other person to consolidate with or merge into us, unless:

•	if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States or any state and assumes our obligations under the debt securities;

•	immediately after the transaction, no event of default occurs and continues; and

•	we meet other conditions specified in the indenture. (Section 8.1).

Modification and Waiver

        We and the trustee may modify and amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series. However, without the consent of each holder, we cannot modify or amend the indenture in a way that would:

•	change the stated maturity of the principal of, or any premium or installment of interest on or payment of any additional amounts under, any debt security;

•	reduce the principal amount of, or the interest rate on, any debt security;

•	reduce the principal payable upon acceleration, or provable in bankruptcy, of any debt security issued with original issue discount;

•	change the redemption provisions or adversely affect the right of prepayment of any debt security;

•	change the place or currency of payment of principal or interest on any debt security;

•	impair the right to sue to enforce any payment on any debt security after it is due;

•	reduce the percentage in principal amount of outstanding debt securities necessary to modify or amend the indenture, to waive compliance with some requirements of the indenture or some defaults or reduce the quorum requirements of meetings of holders of debt securities;

•	modify the provisions of the indenture summarized in this paragraph; or

•	make any changes that adversely affects the rights to convert or exchange any debt securities. (Section 9.2).

        The holders of a majority in aggregate principal amount of outstanding debt securities of any series may waive our compliance with some restrictive covenants of the indenture with respect to the outstanding debt securities of that series. (Section 10.8). The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to outstanding debt securities of that series. This waiver will be binding on all holders of debt securities of that series. However, these holders may not waive a default in the payment of principal or of premium or interest on any debt security of that series or in respect of a provision of the indenture that cannot be modified or amended without each holder’s consent. (Sections 5.8 and 5.13).

Events of Default

        Each of the following will be an event of default:

•	default for 30 days in the payment of any interest;

•	default in the payment of principal or any premium;

•	default in the deposit of any sinking fund payment;

•	default in the performance of any other covenant in the indenture that continues for 60 days after written notice of such default;

•	a failure to pay when due at maturity or a default that results in the acceleration of maturity of any other debt of ours or our designated subsidiaries in an aggregate amount of $40 million or more, unless the acceleration is rescinded, stayed or annulled, or, in the case of debt we are contesting in good faith, we set aside a bond, letter of credit, escrow deposit or other cash equivalent sufficient to discharge the debt within 30 days after written notice of default is given to us by the trustee or holders of not less than 25% in principal amount of the outstanding debt securities of the series in default; and

•	specified events in bankruptcy, insolvency or reorganization. (Section 5.1).

        We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the indenture. (Section 10.9). The trustee may withhold notice of any default to the holders of debt securities of any series, except a default on principal or interest payments on debt securities of that series, if it considers it in the interest of the holders to do so. (Section 6.3).

        If an event of default occurs and continues, then either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us and, if given by the holders, to the trustee. Upon any declaration of default, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding debt securities of that series may, under some circumstances, rescind and annul the acceleration. (Section 5.2).

        Except for some duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders unless the holders offer the trustee reasonable security or indemnity. (Section 6.2). If the holders provide this security or indemnity, then the holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the debt securities of that series. (Section 5.12).

        No holder of a debt security may bring any lawsuit or other proceeding with respect to the indenture or for any remedy under the indenture unless the holder first gives the trustee written notice of a continuing event of default, the holders of at least 25% in principal amount of the outstanding debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity and the trustee fails to institute the proceeding for 60 days after the written request and has not received from holders of a majority in principal amount of the outstanding debt securities of the series in default a direction inconsistent with that request. (Section 5.7). However, the holder of any debt security has the absolute right to receive payment of the principal of and any premium or interest on the debt security on or after the stated due dates and to take any action to enforce any payment of principal of and any interest on the debt security. (Section 5.8).

Discharge, Defeasance and Covenant Defeasance

        We may discharge some obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable, will become due and payable within one year or are scheduled for redemption within one year by depositing with the trustee, in trust, funds in U. S. dollars or in the foreign currency in which the debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on the debt securities to the date of deposit, if the debt securities have become due and payable, or to the maturity date, as the case may be. (Section 4.1).

        Unless we state in the applicable prospectus supplement that the following provisions do not apply to the debt securities of that series, we may elect either:

•	to defease and be discharged from all obligations with respect to the debt securities, except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of some events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust, also referred to as defeasance; or

•	to be released from our obligations under the indenture with respect to the debt securities under some covenants as we describe in the prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to the debt securities, also referred to as covenant defeasance. (Section 4.2).

        Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the debt securities on the scheduled due dates. (Section 4.2).

        Such a trust may be established only if, among other things:

•	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no event of default, or event which with notice or lapse of time would become an event of default, has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

•	we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U. S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U. S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a revenue ruling published by the Internal Revenue Service or a change in applicable U. S. federal income tax law occurring after the date of the indenture. (Section 4.2).

Governing Law

        The indenture and the debt securities are governed by and will be interpreted under the laws of the State of New York. (Section 1.13).

Information Concerning the Trustee

        Subject to the provisions of the Trust Indenture Act of 1939, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debt securities unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities which might result. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in performing its duties if the trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity. (Section 6.2).

        We maintain banking and borrowing relationships with U.S. Bank, National Association, and the trustee is the trustee and an investment manager for our employee benefit plans and a customer of our Mortgage Guaranty Insurance Corporation subsidiary.

PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters' compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale Through Underwriters or Dealers

        If we use underwriters in the sale, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

        Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Remarketing Arrangements

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed.

Delayed Delivery Arrangements

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

        We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, including filings we make after the date of the initial registration statement and prior to the effectiveness of the registration statement and filings we make after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus, but excluding in all cases information and related exhibits in a Current Report on Form 8-K that is furnished under Items 2.02 or 7.01 of Form 8-K:

•	our Annual Report on Form 10-K for the year ended December 31, 2004;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005; and

•	our Current Reports on Form 8-K, filed February 2, 2005, April 6, 2005, May 17, 2005 and June 30, 2005.

        You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

MGIC Investment Corporation MGIC Plaza 250 East Kilbourn Avenue Milwaukee, Wisconsin 53202 (414) 347-6480 Attention: Secretary

LEGAL MATTERS

        Foley & Lardner LLP will pass upon the validity of the securities for us. Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois, will pass upon certain legal matters for any underwriters, dealers or agents.

EXPERTS

        The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us (the “Registrant”) in connection with the issuance and distribution of the securities being registered.

Securities and Exchange Commission filing fee	$58,850
Legal fees and expenses	50,000
Accounting fees and expenses	30,000
Printing expenses	10,000
Trustee fees and expenses	5,000
Rating agency fees	167,000
Miscellaneous	24,150

Total expenses	$345,000

        All of the above fees and expenses will be paid by the Registrant. Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.

Item 15. Indemnification of Directors and Officers.

        Pursuant to the Wisconsin Business Corporation Law and the Registrant’s Amended and Restated Bylaws, directors and officers of the Registrant are entitled to mandatory indemnification from the Registrant against certain liabilities and expenses (1) to the extent such officers or directors are successful in the defense of a proceeding and (2) in proceedings in which the director or officer is not successful in defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director of officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. The Wisconsin Business Corporation law specifically states that it is the public policy of Wisconsin to require or permit indemnification, allowance of expenses and insurance in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal liability to the Registrant, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

        Expenses for the defense of any action for which indemnification may be available may be advanced by the Registrant under certain circumstances.

        The indemnification provided by the Wisconsin Business Corporation Law and the Registrant’s Amended and Restated Bylaws is not exclusive of any other rights to which a director or officer may be entitled. The Registrant also maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933.

Item 16. Exhibits and Financial Statement Schedules.

        The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

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Item 17. Undertakings.

(a)	The Registrant hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 15th day of July, 2005.

MGIC INVESTMENT CORPORATION
By: /s/ Curt S. Culver
Curt S. Culver
Chairman of the Board, President and Chief Executive Officer

        Each person whose individual signature appears below hereby authorizes and appoints Curt S. Culver, J. Michael Lauer, Patrick Sinks and Jeffrey H. Lane, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 15th day of July, 2005.

Signature	Title
/s/ Curt S. Culver	Chairman of the Board, President, Chief Executive Officer and Director
Curt S. Culver	(Principal Executive Officer)
/s/ J. Michael Lauer	Executive Vice President and Chief Financial Officer
J. Michael Lauer	(Principal Financial Officer)
/s/ Joseph J. Komanecki	Senior Vice President, Controller and Chief Accounting Officer
Joseph J. Komanecki	(Principal Accounting Officer)
/s/ James A. Abbott
James A. Abbott	Director

Mary K. Bush	Director
/s/ Karl E. Case
Karl E. Case	Director
/s/ David S. Engelman
David S. Engelman	Director
/s/ Thomas M. Hagerty
Thomas M. Hagerty	Director

S-1

Signature	Title

/s/ Kenneth M. Jastrow, II
Kenneth M. Jastrow, II	Director
/s/ Daniel P. Kearney
Daniel P. Kearney	Director

Michael E. Lehman	Director
/s/ William A. McIntosh
William A. McIntosh	Director
/s/ Leslie M. Muma
Leslie M. Muma	Director

S-2

EXHIBIT INDEX

Exhibit Number	Document Description

(1.1)	Form of Underwriting Agreement.*

(3.1)	Articles of Incorporation of MGIC Investment Corporation, as amended [Incorporated by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998]

(3.2)	Amended and Restated Bylaws of MGIC Investment Corporation [Incorporated by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004]

(4.1)	Rights Agreement, dated as of July 22, 1999, between MGIC Investment Corporation and Wells Fargo Bank Minnesota, National Association, as successor Rights Agent to Firstar Bank Milwaukee, N.A., now known as U.S. Bank National Association [Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed July 27, 1999]

(4.2)	First Amendment to Rights Agreement, dated as of October 28, 2002 between MGIC Investment Corporation and U.S. Bank National Association [Incorporated by reference to Exhibit 4.2 to the Company’s Form 8-A/A, Amendment No. 1 to the Company’s Registration Statement on Form 8-A filed on October 29, 2002]

(4.3)	Second Amendment to Rights Agreement, dated as of October 28, 2002, between MGIC Investment Corporation and Wells Fargo Bank Minnesota, National Association (as successor Rights Agent to U.S. Bank National Association) [Incorporated by reference to Exhibit 4.3 to the Company’s Form 8-A/A, Amendment No. 1 to the Company’s Registration Statement on Form 8-A filed on October 29, 2002]

(4.4)	Third Amendment to Rights Agreement, dated as of May 14, 2004, between MGIC Investment Corporation and Wells Fargo Bank Minnesota, National Association [Incorporated by reference to Exhibit 4.4 to the Company’s Form 8-A/A, Amendment No. 2 to the Company’s Registration Statement on Form 8-A filed on May 14, 2004]

(4.5)	Indenture, dated as of October 15, 2000, between the Company and U.S. Bank, National Association (as successor in interest to Bank One Trust Company, National Association), as Trustee [Incorporated by reference to Exhibit 4.1 to the Company’s Current Reports on Form 8-K dated October 17, 2000]

(4.6)	Form of Senior Debt Securities.*

(5)	Opinion of Foley & Lardner LLP (including consent of counsel).

(12)	Computation of ratios of earnings to fixed charges.

(23.1)	Consent of Foley & Lardner LLP (filed as part of Exhibit (5)).

(23.2)	Consent of PricewaterhouseCoopers LLP.

(25)	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939, under the Indenture.

Documents incorporated by reference to filings made by MGIC Investment Corporation under the Securities Exchange Act of 1934, as amended, are under SEC File No. 000-110765.

*	To be filed by amendment or under subsequent Current Report on Form 8-K and incorporated by reference.

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